Exhibit 10.3

OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS OMNIBUS AMENDMENT TO LOAN DOCUMENTS (“Amendment”) dated March 12, 2013 is made by and between SOLAR POWER, INC., a California corporation (“SPI”), HAWAIIAN POWER, LLC, a California limited liability company (“HPL”), SOLAR HUB UTILITIES LLC, a Hawaiian limited liability company (“SHU”), OHANA SOLAR POWER, LLC, a Hawaiian limited liability company (“Ohana”), JP ENERGY PARTNERS, LP, an Arizona limited partnership, ESTELLE GREEN, RICHARD KALAU JONES and JEREMY STAAT (each individually and collectively “Grantor”) who agree as follows:

1.     Background. Reference is made to the following documents (“Loan Documents”): (a) Secured Promissory Note dated July 12, 2012 in the amount of Nine Million Dollars ($9,000,000) by SHU as Maker in favor of SPI as Holder and amended by that certain Amended and Restated Secured Promissory Note dated March 12, 2013 in the amount of Nine Million Dollars ($9,000,000) by SHU as Maker in favor of SPI as Holder (as amended from time to time, “SPI Note”); (b) Security Agreement (Assets) dated July 12, 2012 by SHU as Debtor and SPI as Secured Party, as amended by that First Amendment to Security Agreement dated October 24, 2012 (as amended from time to time, “SHU Security Agreement”); (c) Security Agreement (Membership Interests) dated July 12, 2012 by Grantor (along with Luke Estes, whose membership interest in SHU was transferred to JP Energy Partners, LP) in favor of SPI (as amended from time to time, “Membership Pledge”); (d) Security Agreement (Assets) dated October 24, 2012, by Ohana as Grantor in favor of SPI as Secured Party (as amended from time to time, “Ohana Security Agreement”), (e) one or more Accommodation Mortgage, Security Agreement and Financing Statement by Ohana, in favor of SPI (“Mortgages”) and; (f) in connection with certain obligations as set forth in that certain Solar Development Acquisition and Sale Agreement (Amended and Restated) dated effective June 7, 2012 by SPI as Buyer and SHU as Seller , as amended by the First Amendment to Solar Development Acquisition and Sale Agreement dated October 24, 2012, as amended and restated in its entirety by that certain Solar Development Agreement effective March 12, 2013 by and among SPI, HPL, SHU and Calwaii Power Holdings, LLC, a Delaware limited liability company (as amended from time to time, “Purchase Agreement”). Reference is made to that certain Limited Liability Company Agreement of Calwaii Power Holdings, LLC, a Delaware limited liability company (“Buyer”) dated March 12, 2013 by and among SPI, HPL, and SHU (“LLC Agreement”). Capitalized terms that are used but not defined in this Amendment shall have the meaning set forth in the Loan Documents.

2.     Purpose. SPI, HPL and SHU have agreed to amend, restate and replace in its entirety the Purchase Agreement. Concurrently, SHU shall execute a promissory note in favor of HPL evidencing funds previously advanced by HPL in connection with the Projects and to be advanced under the Purchase Agreement (“HPL Note”). Pursuant to the amended and restated Purchase Agreement, the funds advanced by HPL and evidenced by the HPL Note are deemed Cash Advance funds and shall be secured pursuant to the SHU Security Agreement, Membership Pledge and Ohana Security Agreement and to the same extent SPI and the SPI Note is secured by such security instruments.

3.     Amendments.

(a)     All references in the SHU Security Agreement, Membership Pledge and Ohana Security Agreement to “Secured Party” are amended to include HPL.

(b)     All references in the SHU Security Agreement, Membership Pledge, Ohana Security Agreement and Mortgages to “Note” are amended to include the SPI Note and HPL Note.

(c)     Notwithstanding any other provision of the Loan Documents, SPI, HPL, SHU, Ohana and Grantor agree that the security interest granted to SPI and HPL pursuant to the terms of the SHU Security Agreement, Membership Pledge, Ohana Security Agreement and Mortgages further secure the obligations of SHU pursuant to the terms of the Purchase Agreement, and that such security interest shall be released with respect to each Project and the Acquired Assets related thereto upon the closing of the sale of such Project or the Membership Interests of the SPE owning such Project by Buyer pursuant to the terms of the LLC Agreement.

4.     Further Assurances. SPI, HPL, SHU, Ohana and Grantor shall use commercially reasonable efforts and shall cooperate in good faith to take all action and do all things necessary and proper or advisable to consummate and make effective the intent of this Amendment so that the HPL Note is secured pursuant to the SHU Security Agreement, Membership Pledge, Ohana Security Agreement and Mortgages, including, without limitation, the filing of an amendment to the financing statement to add HPL as a secured party and the HPL Note as a secured obligation.

5.     Effect of Amendment. Except as expressly set forth in this Amendment, the terms of the Loan Documents shall remain unchanged and in full force and effect and the terms of which are hereby ratified and affirmed. Nothing in this Amendment waives any party’s right to require strict performance of the Loan Documents as amended.

6.     Integration. All rights, remedies, powers and interest provided in this Amendment are in addition to the rights, remedies, powers and interests provided in the Lease, the terms and provisions of which are incorporated herein by this reference. If and to the extent that any term or provision hereof is inconsistent with any term or provision of the Loan Documents, the term or provision of this Amendment shall prevail.

7.     Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Except for instruments which are to be recorded, facsimile signatures shall be valid as original.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first set forth above.

GRANTOR:

JP ENERGY PARTNERS, LP,

an Arizona limited partnership

By:     JPS Management Services, LLC,

an Arizona limited liability company

Its:     General Partner

By:  /s/ Patrick Shudak

Patrick Shudak, Manager

/s/ Estelle Green

ESTELLE GREEN

/s/ Richard Kalau Jones

RICHARD KALAU JONES

/s/ Jeremy Staat

JEREMY STAAT

SPI:

SOLAR POWER, INC.,

a California corporation

By:     /s/ James R. Pekarsky

Name:     James Pekarsky

Title:     Chief Financial Officer

[SIGNATURE PAGE TO OMNIBUS AMENDMENT TO LOAN DOCUMENTS]

SHU:

SOLAR HUB UTILITIES LLC,

a Hawaiian limited liability company

By:     /s/ Jill Dunphy Noetzelman

Name:     Jill Dunphy Noetzelman

Title:     Manager

HPL:

HAWAIIAN POWER, LLC,

a California limited liability company

By SCB Investments, LP,

a Managing Member

By:     /s/Timothy Weir

Name:     Timothy Weir

Title:     Manager, SC Investments II, LLC, its General Partner

OHANA:

OHANA SOLAR POWER, LLC,

a Hawaiian limited liability company

By:     /s/ Jill Dunphy Noetzelman

Name:     Jill Dunphy Noetzelman

Title:     Manager

[SIGNATURE PAGE TO OMNIBUS AMENDMENT TO LOAN DOCUMENTS]